UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2014

QUINPARIO ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-36051	46- 2888322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Quinpario Partners I, LLC 12935 N. Forty Drive, Suite 201 St. Louis, Missouri		63141
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (314) 548-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously announced, Quinpario Acquisition Corp. (the “Company”) is scheduled to hold a Special Meeting of Stockholders on June 30, 2014 to approve, among other things, the transactions contemplated by the Stock  Purchase Agreement, dated as of March 16, 2014, by and among the Company, JPHI Holdings Inc., Jason Partners Holdings Inc. (“Jason”) and Jason Partners Holdings LLC (the “Business Combination”). If the Business Combination is approved by stockholders, the Company anticipates closing the Business Combination shortly after the Special Meeting subject to satisfaction of all of the closing conditions. The closing of the second fiscal quarter of Jason occurs on June 27, 2014 and the closing of the second fiscal quarter of the Company currently occurs on June 30, 2014. In order to facilitate the preparation of financial statements for the second fiscal quarter if the Business Combination occurs, the Board of Directors of the Company on June 24, 2014 approved the change of the closing date of the Company’s second fiscal quarter to June 27, 2014.  Assuming the Business Combination is consummated, it is the intention of the Company to change the closing date of all subsequent fiscal quarters so that with respect to quarters ending in March, June and September, the quarters will end on the Friday closest to the end of such months. The fiscal year end of the Company will continue to be December 31st.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2014

QUINPARIO ACQUISITION CORP.

By:	/s/ Paul J. Berra III
	Name:	Paul J. Berra III
	Title:	Vice President, General Counsel & Secretary